Company Contact:	Investor Contact:
AboveNet, Inc.	LHA
Jeffrey Garte	Jody Burfening
Vice President, Finance	212-838-3777
914-421-6700	jburfening@lhai.com
jgarte@above.net

AboveNet Announces Record and Meeting Dates

for Special Shareholders’ Meeting

WHITE PLAINS, NY, May 3, 2012— AboveNet, Inc. (NYSE: ABVT) announced today that its Board of Directors has established a record date and meeting date for the special meeting of AboveNet’s shareholders to consider and vote upon, among other things, the proposal to adopt the previously announced merger agreement, entered into on March 18, 2012, among AboveNet, Zayo Group, LLC and Voila Sub, Inc. under which Zayo Group would acquire AboveNet for approximately $2.2 billion. Under the terms of the merger agreement, each share of AboveNet common stock issued and outstanding immediately prior to the transaction will be entitled to receive $84.00 per share in cash. AboveNet shareholders of record at the close of business on April 30, 2012 will be entitled to receive notice of the special meeting and to vote at the special meeting. The special meeting will be held at the Company’s headquarters at 360 Hamilton Avenue, White Plains, New York, First Floor Auditorium, on June 5, 2012 at 10:00 a.m. Eastern time. The proxy statement is expected to be mailed on or about May 4, 2012. Information about the special meeting is contained in the definitive proxy statement that AboveNet filed with the Securities and Exchange Commission today.

About AboveNet

AboveNet, Inc. is a leading provider of high bandwidth connectivity solutions for businesses and carriers. Its private optical network delivers key network and IP services in and among top U.S. and European markets. AboveNet's network is widely used in demanding markets such as financial and legal services, media, health care, retail and government.

About Zayo

Based in Louisville, Colo., privately owned Zayo Group (www.zayo.com) is a national provider of fiber-based bandwidth infrastructure and network-neutral colocation and interconnection services. Zayo serves wireline and wireless carriers, data centers, internet content and services companies, high bandwidth enterprises as well as federal, state and local government agencies. Zayo provides these services over regional, metro, national and fiber-to-the-tower networks. Zayo’s network assets include over 45,000 route miles, covering 42 states plus Washington D.C. Additionally, Zayo has approximately 5,200 buildings and 2,300 cell towers on-net, and over 94,000 square feet of billable colocation space. Zayo was recently named one of the Denver-areas Fastest Growing Private Companies by the Denver Business Journal.

Important Information

In connection with the proposed merger, AboveNet has filed a definitive proxy statement with the SEC. The definitive proxy statement contains information about AboveNet, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AS IT CONTAINS IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from AboveNet by mail, stockholders can obtain the proxy statement, as well as other filings containing information about AboveNet, without charge, from the SEC’s website at www.sec.gov or, without charge, from AboveNet’s website at www.above.net or by directing a request to AboveNet, Inc., 360 Hamilton Avenue, White Plains, New York 10601.

AboveNet and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding AboveNet’s directors and executive officers is available in AboveNet’s 2011 Annual Report on Form 10-K, which was filed with the SEC on February 29, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement and other relevant materials AboveNet filed with the SEC.

Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. AboveNet cannot assure you that the future results expressed or implied by the forward-looking statements will be achieved. Such statements are based on the current expectations and beliefs of the management of AboveNet, Inc. and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to obtain AboveNet's shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of regulatory approvals, industry competition, pricing and macro-economic conditions and AboveNet's financial and operating prospects. AboveNet's business could be materially adversely affected and the trading price of AboveNet's common stock could decline if these risks and uncertainties develop into actual events. AboveNet cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. AboveNet undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. A more detailed discussion of factors that may affect AboveNet's business and future financial results is included in AboveNet's SEC filings, including, but not limited to, those described in “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in AboveNet's Annual Report on Form 10-K for the year ended December 31, 2011.

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